                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383, 333-55110
and 333-82658) and on Form S-3 (Nos. 333-32587, 333-81583, 333-55630, 333-71348)
of Newfield Exploration Company of our report dated March 5, 2002, relating to the consolidated financial statements, which appears in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 14, 2002